Exhibit 4.1


                            Cendant Corporation


                Zero-Coupon Convertible Debentures due 2021

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                        FIRST SUPPLEMENTAL INDENTURE

                          Dated as of May 1, 2002

                                     TO

                                 INDENTURE

                          Dated as of May 4, 2001

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                            The Bank of New York

                                  TRUSTEE

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                             TABLE OF CONTENTS

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                                 ARTICLE 1

               AMENDMENTS TO TERMS OF THE ORIGINAL INDENTURE

Section 1.1       Amendment to Section 3.7(a).................................2
Section 1.2       Amendment to Exhibit A-1....................................2
Section 1.3       Interest....................................................2
Section 1.4       Amendment to Section 6.1....................................2

                                 ARTICLE 2

                               MISCELLANEOUS

Section 2.1       Execution of Supplemental Indenture.........................3
Section 2.2       Trust Indenture Act Controls................................3
Section 2.3       Notices.....................................................3
Section 2.4       Separability Clause.........................................4
Section 2.5       GOVERNING LAW...............................................4
Section 2.6       Successors..................................................4
Section 2.7       Multiple Originals..........................................4






         FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 2002 (herein called the "Supplemental Indenture") between CENDANT CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), to the Indenture dated as of May 4, 2001, between the Company and the Trustee (hereinafter called the "Original Indenture"). Capitalized terms used in this Supplemental Indenture and not other wise defined herein shall have the meanings set forth in the Original Indenture.


                                  RECITALS

         WHEREAS, the Company has duly authorized the issuance from time to time of its Zero-Coupon Convertible Debentures due 2021 (the "Securities") pursuant to the Original Indenture;

         WHEREAS, in accordance with Section 9.1 of the Original Indenture, the Company and the Trustee may enter into supplemental indentures to the Original Indenture without the consent of the Holders of Securities to, among other things, add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company, so long as such changes do not materially and adversely affect the interests of any Securityholder;

         WHEREAS, the Company desires to amend and supplement the Original Indenture in accordance with the terms thereof; and

         WHEREAS, the Company has determined that the requirements of
Article IX of the Original Indenture have been satisfied and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture; all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized by the Company;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:


                                 ARTICLE 1

               AMENDMENTS TO TERMS OF THE ORIGINAL INDENTURE

         Section 1.1 Amendment to Section 3.7(a).

         Section 3.7(a) of the Original Indenture is hereby amended by inserting the words "May 4, 2003," following the words "May 4, 2002," which appear in the first sentence thereof.

         Section 1.2 Amendment to Exhibit A-1.

         The first paragraph of Paragraph 6 of the Form of Global Security attached as Exhibit A-1 to the Original Indenture is hereby amended by inserting the words "May 4, 2003," following the words "May 4, 2002," which appear in the third line of such paragraph.

         Section 1.3 Interest.

         Notwithstanding anything to the contrary in the Original Indenture and the Form of Global Security attached as Exhibit A-1 thereto, the Company will pay cash interest on the Securities at a rate of 3% per annum beginning May 5, 2002 through and including May 4, 2003. Cash interest will be paid semi-annually on November 4, 2002 and May 5, 2003 to Holders of record at the close of business on October 4, 2002 and April 4, 2003, respectively.

         Section 1.4 Amendment to Section 6.1.

         Section 6.1 of the Original Indenture is hereby amended by deleting and removing the words "(after an Upward Interest Adjustment or any election by the Company to pay cash interest on the Securities following a Tax Event)," which appear in clause (2) thereof.


                                 ARTICLE 2

                               MISCELLANEOUS

         Section 2.1 Execution of Supplemental Indenture.

         This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in
Section 9.7 of the Original Indenture, this Supplemental Indenture forms a part thereof. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         Section 2.2 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 2.3 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         Cendant Corporation
         9 West 57th Street
         New York, New York 10019
         Attn:  Secretary
         Telephone No.: (212) 413-1800
         Facsimile No.:  (212) 413-1922

         if to the Trustee:

         The Bank of New York
         101 Barclay Street
         New York, New York 10286
         Telephone No.:  (212) 328-7629
         Facsimile No.:   (212) 896-7294
         Attn:  Corporate Trust Administration

         The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subse quent notices or communications.

         Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to the Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         Section 2.4 Separability Clause. In case any provision in the Supplemental Indenture, the Original Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.5 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE.

         Section 2.6 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

         Section 2.7 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.


         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                            CENDANT CORPORATION


                                            By:  /s/ Eric J. Bock
                                               -------------------------------
                                               Name:  Eric J. Bock
                                               Title: Executive Vice President,
                                                      Law and Secretary

                                            THE BANK OF NEW YORK


                                            By:  /s/ Julie Salovitch-Miller
                                                ------------------------------
                                                Name:   Julie Salovitch-Miller
                                                Title:  Vice President